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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 100,000 additional shares of common stock issuable under the 1996 Employee Stock Purchase Plan of SeaMED Corporation of our report dated August 11, 1997 with respect to the financial statements and schedule of SeaMED Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1997.





Seattle, Washington                    ERNST & YOUNG, LLP
April 21, 1998